SSGA Funds Management, Inc.

One Iron Street

Boston, MA 02210

State Street Bank and Trust Company

One Congress Street

Boston, MA 02114

Re: SSGA Funds Management Master Sub-Administration Agreement – Additional Fund/Series

Ladies and Gentlemen:

Reference is made to the Master Sub-Administration Agreement between State Street Bank and Trust Company (the “Sub-Administrator”) and SSGA Funds Management, Inc. (the “Administrator”) dated June 1, 2015, as amended (the “Agreement”).

In accordance with Section 1 of the Agreement, the Administrator hereby requests that the Sub-Administrator act as Sub-Administrator for each new Fund, each a series of State Street Institutional Investment Trust (“SSIT”), listed below under the terms of the Agreement. In connection with such request, the Administrator hereby confirms to the Sub-Administrator, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

New Funds	Effective Date
State Street Target Retirement 2070 Fund	November 13, 2024

The portion of the previous Schedule A specifically related to SSIT is hereby amended to include the changes described above; the previous Schedule A remains otherwise in effect with respect to all other Trusts and their respective funds.

Annex I to Schedule B6 be hereby amended and restated as set forth on Exhibit B attached hereto.

Please acknowledge receipt of this letter and your agreement below.

Sincerely,

SSGA FUNDS MANAGEMENT, INC.

By:	/s/ Ann M. Carpenter
Name:	Ann M. Carpenter
Title:	Chief Operating Officer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ James Hill
Name:	James Hill
Title:	Managing Director
Effective Date:	November 13, 2024

MASTER SUB-ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s)

State Street Institutional Investment Trust

State Street Equity 500 Index Fund

State Street Aggregate Bond Index Fund

State Street Institutional Liquid Reserves Fund

State Street Institutional U.S. Government Money Market Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Global All Cap Equity ex-U.S. Index Fund (formerly, State Street Global Equity ex-U.S. Index Fund)

State Street Global All Cap Equity ex-U.S. Index Portfolio (formerly, State Street Global Equity ex-U.S. Index Portfolio)

State Street Target Retirement 2020 Fund

State Street Target Retirement 2025 Fund

State Street Target Retirement 2030 Fund

State Street Target Retirement 2035 Fund

State Street Target Retirement 2040 Fund

State Street Target Retirement 2045 Fund

State Street Target Retirement 2050 Fund

State Street Target Retirement 2055 Fund

State Street Target Retirement 2060 Fund

State Street Target Retirement 2065 Fund

State Street Target Retirement Fund

State Street Equity 500 Index II Portfolio

State Street Aggregate Bond Index Portfolio

State Street Hedged International Developed Equity Index Fund

State Street International Developed Equity Index Fund

State Street Small/Mid Cap Equity Index Portfolio

State Street Small/Mid Cap Equity Index Fund

State Street Emerging Markets Equity Index Fund

State Street Treasury Obligations Money Market Fund

State Street Income Fund

State Street U.S. Core Equity Fund

State Street Balanced Index Fund

State Street Federal Government Money Market Fund

State Street Federal Treasury Money Market Fund

State Street Federal Treasury Plus Money Market Fund

State Street Target Retirement 2070 Fund

[REDACTED]

Exhibit B

ANNEX I

SSGA FUNDS

Further to the Amendment dated June 29, 2018, to that certain Master Sub-Administration Agreement dated as of June 1, 2015 (the “Agreement”), between SSGA Funds Management, Inc. (the “Administrator”) and State Street Bank and Trust Company (the “Sub-Administrator”), the Administrator and the Sub-Administrator mutually agree to update this Annex 1 by adding/removing Funds as applicable:

Liquidity Risk Measurement Services	FREQUENCY
[REDACTED]	Daily.

FORM N-PORT SERVICES AND QUARTERLY PORTFOLIO OF INVESTMENTS SERVICES	Service Type:
[REDACTED]	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services